UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012 (July 26, 2012)

American Realty Capital Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54690	27-3515929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) (212) 415-6500 Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 26, 2012, American Realty Capital Trust III, Inc. (the “Company”), through American Realty Capital Operating Partnership III, L.P., its operating partnership, closed its entry into a senior revolving credit facility in the amount of $100 million with RBS Citizens, N.A. (“RBS”). The credit facility contains an “accordion” feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the credit facility to a maximum of $250 million.

The credit facility is a revolving line of credit which has a term of 36 months, subject to the Company’s right to a 12-month extension. The Company will have the option, based upon its corporate leverage, to have loans taken out under the credit facility priced at either: (a) LIBOR, plus an applicable margin that ranges from 2.10% to 3.50%; or (b) the Base Rate, plus an applicable margin that ranges from 2.50% to 3.00%. Base Rate is defined in the credit facility as the greater of (i) the fluctuating annual rate of interest announced from time to time by RBS as its “prime rate” or (ii) 1.0% above the federal funds effective rate.

The credit facility provides for monthly interest payments for Base Rate loans. For all other loans, interest payments will be made at the end of an applicable interest period, designated at the time the loan is made. If the Company does not use a certain percentage of the proceeds from the credit facility, it will be required to pay an unused fee. All principal outstanding on the Company’s borrowings under the credit facility will be due on the maturity date in July 2015. Borrowings under the credit facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty, subject to reimbursement of certain costs and expenses. In the event of a default, each lender has the right to terminate its obligations under the credit facility, and to accelerate the payment on any unpaid principal amount of all outstanding loans. The Company has guaranteed the obligations under the credit facility.

The description of the credit facility in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit facility.

A copy of the press release announcing the Company’s closing of its entry into the credit facility is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST III, INC.

Date: July 27, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors